Exhibit 5.1

June 10, 2013	Mayer Brown LLP
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Main Tel (312) 782-0600
Bank of America Auto Receivables Securitization, LLC Bank of America Corporate Center Bank of America Plaza 100 N. Tryon Street Charlotte, NC 28255	Main Fax (312) 701-7711 www.mayerbrown.com

Re:	Bank of America Auto Receivables Securitization, LLC

Registration Statement on Form S-3 Filed June 10, 2013

Ladies and Gentlemen:

We have acted as special counsel to Bank of America Auto Receivables Securitization, LLC, a Delaware limited liability company (the “Depositor”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Depositor with the Securities and Exchange Commission in connection with the registration by the Depositor of Asset Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a common law trust or a statutory trust (each, a “Trust”) to be formed by the Depositor pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Depositor and a trustee, a limited liability company (each, an “LLC”) to be formed pursuant to a Limited Liability Company Agreement (each, an “LLC Agreement”) by the Depositor or a limited partnership (each, a “LP”) to be formed pursuant to a Limited Partnership Agreement (each, a “LP Agreement”) between the Depositor and one or more entities as limited partners. For each series, the Notes will be issued pursuant to an indenture (the “Indenture”) between the related Trust, LLC or LP, as the case may be, and an indenture trustee.

In that regard, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Amended and Restated Trust Agreement, the form of Purchase Agreement, the form of Sale Agreement, the form of Servicing Agreement, the form of Interest Rate Swap Agreement and the form of Administration Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the related Trust, LLC or LP and authenticated by the Indenture Trustee, and sold by the Depositor or by the Trust, LLC

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

MAYER BROWN LLP

Bank of America Auto Receivables Securitization, LLC

June 10, 2013

or LP, at the direction of the Depositor, as applicable, and (c) payment of the agreed consideration for such Notes shall have been received by the Trust, LLC or LP, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Notes and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Trust, LLC or LP and will be legally issued and binding obligations of the Trust, LLC or LP and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the Delaware Statutory Trust Act, Limited Liability Company Act and the Limited Partnership Act. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/S/ MAYER BROWN LLP MAYER BROWN LLP